Exhibit 3.250

Applicant’s Account No.		Filed this 14th day of
September, 1981, A.D.
DSCB BCL 204 (Rev 8/72)		Commonwealth of
Pennsylvania
Department of State
Filing Fee: $75

AIB-7	81-59 1843	/s/ William R. Davis

Articles of	COMMONWEALTH OF PENNSYLVANIA
Incorporation	DEPARTMENT OF STATE	Secretary of the
Commonwealth
Domestic Business Corporation	CORPORATION BUREAU

In compliance with the requirements of section 294 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P S. §1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1.             The name of the corporation is:

Halpern Financial Services, Inc.

2.             The location and post office address of the initial registered office of the corporation in this Commonwealth is:

7th Floor, 810 Penn Avenue
(NUMBER)	(STREET)
Pittsburgh	Pennsylvania	15222
(CITY)		(ZIP CODE)The

3.             The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Act of May 5, 1933, P.L. 364, as amended, under the provisions of which the Corporation is incorporated.

4.             The term for which the corporation is to exist perpetual

5.             The aggregate number of shares which the corporation shall have authority to issue is:

1,000 shares of common stock, par value $1.00 per share

6.             The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

ADDRESS
NAME	(Including street and number, It any)	NUMBER AND CLASS OF SHARES

Richard I. Halpern	42nd Floor, 600 Grant St.	1 share common stock

Janet R. Edelman	Pittsburgh, PA 15219	1 share common stock

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this

10th	day of	September , 1981

/s/ Richard I. Halpern	(SEAL)	/s/ Janet R. Edelman	(SEAL)
(SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

A.            For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc

B.            One or more corporations or natural persons of full age may incorporate a business corporation.

C.            Optional provisions required or authorized by law may be added as Paragraphs 7. 8, 9 ... etc.

D.            The following shall accompany this form

(1)   Three copies of Form DSCB BCL -206 (Registry Statement Domestic or Foreign Business Corporation).

(2)   Any necessary copies of Form DSCB 17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name)

(3)   Any necessary governmental approvals

E.             BCL § 205 (15 Pa S § 1205) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.